Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION CERTIFICATES
Issued by
GAINSCO, INC.

          This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated      , 2005 (the “Prospectus”), of GAINSCO, INC., a Texas corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the “Subscription Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on      , 2005 (as it may be extended, the “Expiration Date”). The Notice of Guaranteed Delivery must be sent by facsimile transmission, hand delivery or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “Rights Offering — Guaranteed Delivery Procedures” in the Prospectus. Payment of the Subscription Price of $.75 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days after the date of execution of the Notice of Guaranteed Delivery.

The Subscription Agent is:

Continental Stock Transfer & Trust Company

By Mail:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Reorganization Department

Facsimile Transmission:

(212) 616-7610

Telephone:

(212) 509-4000 extension 536

          Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

          This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:

          The undersigned hereby represents that he, she or it is the holder of Subscription Certificate(s) representing Subscription Rights issued by GAINSCO, INC. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per each whole Subscription Right with respect to the number of shares set forth below:

No. of Shares subscribed for pursuant to Subscription Privilege:

     multiplied by the Subscription Price $.75 of per share

TOTAL PAYMENT DUE:

          The undersigned understands that payment of the Subscription Price of $.75 per share for each share of Common Stock subscribed pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	certified check

☐	bank draft (cashier’s check)

☐	money order

•	name of maker

•	date of check, draft or money order number

•	bank on which check is drawn or issuer of money order

☐	wire transfer of immediately available funds

•	name of transferor institution

•	date of transfer

•	confirmation number (if available)

If by certified check, bank draft or money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Signature(s):		Address:

Name(s):		Telephone:
	(please type or print)		(including area code)

(please type or print)		(including area code)

Subscription Certificate No.(s) (if available):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three business after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

Date:

          The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.